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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CITYSCAPE FINANCIAL CORP.

                          ----------------------------

                  The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Cityscape Financial Corp., a Delaware corporation (the "Corporation"), does hereby certify that:

                  (1) The name of the Corporation is Cityscape Financial Corp.

                  (2) The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware under the Corporation's prior name Mandi of Essex, Inc. was December 16, 1988.

                  (3) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation was adopted by the Corporation's Board of Directors and stockholders, the stockholders of the Corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                  (4) The Certificate of Incorporation of Cityscape Financial Corp. is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                               NAME OF CORPORATION

                  The name of the corporation is Cityscape Financial Corp.
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                                   ARTICLE II

                                REGISTERED OFFICE

                  The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and its registered Agent at such address is THE CORPORATION TRUST COMPANY.

                                   ARTICLE III

                                     PURPOSE

                  The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

                  (a) The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is 55,000,000; the total number of shares of Preferred Stock shall be 5,000,000 and each such share shall have a par value of $0.01; and the total number of shares of Common Stock shall be 50,000,000 and each such share shall have a par value of $0.01.

                  (b) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

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                  (c) Each share of Class A Common Stock of the corporation
outstanding on the date of filing of this Amended and Restated Certificate of Incorporation (the "Restatement Date") shall on the Restatement Date, without any action of the holder thereof, automatically be converted and reclassified into one share of Common Stock of the corporation.

                                    ARTICLE V

                          BOARD POWER REGARDING BYLAWS

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                   ARTICLE VI

                              ELECTION OF DIRECTORS

                  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

                  (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. Each of the directors of the corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

                  (b) The directors who are in office on the Restatement Date shall serve until the next annual meeting of stockholders at which directors are elected following the Restatement Date ("1996 Annual Meeting"). Effective at the 1996 Annual Meeting, the Board shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the second annual meeting held after the Restatement Date, the directors first elected to Class II shall serve for a term ending at the third annual meeting held after the


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Restatement Date, and the directors first elected to Class III shall serve for a term ending at the fourth annual meeting held after the Restatement Date.

                  (c) At each annual election held after the 1996 Annual Meeting, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

                  (d) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

                  (e) During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for, pursuant to the provisions of such Preferred Stock or series; (2) the additional directors shall be members of those respective classes of directors in which vacancies are created as a result of such increase in the authorized number of directors; and (3) each such additional director shall serve until the annual meeting at which the term of office of his class shall


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expire and until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

                  (f) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only (1) for cause, and
(2) by the affirmative vote of the holders, voting together as a single class, of not less than 67% of the total outstanding voting power of the securities of the corporation which are then entitled to vote in the election of directors of the corporation.

                  (g) Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, the provisions set forth in this
Article VII may not be repealed, amended or otherwise modified, directly or indirectly, in any respect (whether by amendment of this Amended and Restated Certificate of Incorporation or the bylaws of the corporation or otherwise); provided, however, that the foregoing Article may be repealed or amended in any respect if such repeal or amendment is approved by such vote as may be required under applicable law and in addition thereto by the affirmative vote of the holders, voting together as a single class, of not less than 67% of the total outstanding voting power of the securities of the corporation which are then entitled to vote in the election of directors of the corporation.

                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY

                  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a


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director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                   ARTICLE IX

                                 CORPORATE POWER

                  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                     ELIMINATION OF RIGHT TO ACT BY CONSENT

                  Effective as of February, 1, 1996, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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                  IN WITNESS WHEREOF, the undersigned have executed this
Restated Certificate of Incorporation and on behalf of Cityscape Financial Corp. have attested such execution as of this 28th day of September 1995.

                                                       Cityscape Financial Corp.



                                                       By: /s/ Robert Grosser
                                                           ---------------------
                                                           Robert Grosser
                                                           President

Attest:



By: /s/ Cheryl P. Carl
    --------------------------
    Cheryl P. Carl
    Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF CITYSCAPE FINANCIAL CORP.



         Cityscape Financial Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for submission of such amendment to the Corporation's stockholders at the Corporation's 1997 Annual Meeting of Stockholders for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors approves the amendment to the Company's Amended and Restated Certificate of Incorporation so that Section (a) of Article IV will be amended to read substantially in the form as follows:

                  "(a) The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares which the corporation shall have authority to issue is 110,000,000; the total number of shares of Preferred Stock shall be 10,000,000 and each such share shall have a par value of $0.01; and the total number of shares of Common Stock shall be 100,000,000 and each such share shall have a par value of $0.01."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the 1997 Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert Grosser, its President, and Cheryl P. Carl, its Secretary this 5th day of June, 1997.

                                                     By:  /s/ Robert Grosser
                                                          ----------------------
                                                          Robert Grosser
                                                          President

                                                     ATTEST:  /s/ Cheryl P. Carl
                                                              ------------------
                                                              Cheryl P. Carl
                                                              Secretary

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